EXHIBIT 99.1

AMENDMENTS TO BYLAWS

Section 12. CONSENT BY STOCKHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a unanimous consent which sets forth the action is (1) given in writing or by electronic transmission by each stockholder entitled to vote on the matter, and (2) filed in paper or electronic form with the records of the stockholders meetings.